                                                                     Exhibit 4.7

________________________________________________________________________________


                                BY AND BETWEEN

                          THE PROVIDENCE GAS COMPANY


                                      AND


                     STATE STREET BANK AND TRUST COMPANY,
          as Successor to Rhode Island Hospital Trust National Bank,
             as Successor to Rhode Island Hospital Trust Company,
                                    Trustee



                      Twenty-First Supplemental Indenture



________________________________________________________________________________

     THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of September 1, 1999, is between The Providence Gas Company, a corporation created by Special Act of the General Assembly of the State of Rhode Island (together with its successors and assigns, the "Company" or "Providence"), and State Street Bank and Trust Company, a national banking association having offices in Providence, Rhode Island, as successor to Rhode Island Hospital Trust National Bank as Successor to Rhode Island Hospital Trust Company, as Trustee under the Company's First Mortgage described below (together with its successors and assigns, the "Trustee").

     WHEREAS the Company, by an Indenture of First Mortgage, dated as of January 1, 1922 (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of February 6, 1933, a Second Supplemental Indenture dated as of June 1, 1944, a Third Supplemental Indenture dated as of April 1, 1948, a Fourth Supplemental Indenture dated as of January 1, 1958, a Fifth Supplemental Indenture dated as of July 1, 1960, a Sixth Supplemental Indenture dated as of September 1, 1963, a Seventh Supplemental Indenture dated as of December 1, 1971, the Eighth Supplemental Indenture dated as of July 1, 1972, the Ninth Supplemental Indenture dated as of October 1, 1975, the Tenth Supplemental Indenture dated as of April 1, 1976, the Eleventh Supplemental Indenture dated as of September 1, 1978, the Twelfth Supplemental Indenture dated as of September 1, 1983, the Thirteenth Supplemental Indenture dated as of May 1, 1986, the Fourteenth Supplemental Indenture dated as of August 1, 1988, the Fifteenth Supplemental Indenture dated as of June 1, 1990, the Sixteenth Supplemental Indenture dated as of September 1, 1992, the Seventeenth Supplemental Indenture dated as of November 1, 1993, the Eighteenth Supplemental Indenture dated as of December 1, 1995, the Nineteenth Supplemental Indenture dated as of April 1, 1998, and the Twentieth Supplemental Indenture dated as of February 1, 1999 (the Original Indenture as supplemented by each such supplement, including, if appropriate, this Twenty-First Supplemental Indenture, and by any additional supplements as shall have been executed and delivered at the pertinent time, the "Indenture"), mortgaged its property and franchises, including after-acquired property and franchises, to the Trustee to secure the First Mortgage Bonds issued and to be issued thereunder in accordance with the provisions of said Indenture or First Mortgage Bonds, as heretofore supplemented, and there are now outstanding thereunder $1,819,000 principal amount of First Mortgage bonds, Series M, 10.25% due July 31, 2008 (being part of an original issue of $10,000,000 in principal amount of such Series M bonds); $10,000,000 principal amount of First

Mortgage bonds, Series N, 9.63% due May 30, 2020 (being the entire original issue of $10,000,000 in principal amount of such Series N bonds); $12,500,000 principal amount of First Mortgage bonds, Series O, 8.46% due September 30, 2022 (being the entire original issue of $12,500,000 in principal amount of such Series O bonds); $12,500,000 principal amount of First Mortgage bonds, Series P, 8.09% due September 30, 2022 (being the entire original issue of $12,500,000 in principal amount of such Series P bonds); $8,000,000 principal amount of First Mortgage bonds, Series Q, 5.62% due November 30, 2003 (being part of an original issue of $16,000,000 in principal amount of such Series Q bonds); $15,000,000 principal amount of First Mortgage bonds, Series R, 7.50% due December 15, 2025 (being the entire original issue of $15,000,000 in principal amount of such Series R bonds); $15,000,000 principal amount of First Mortgage bonds, Series S, 6.82% due April 1, 2018 (being the entire original issue of $15,000,000 in principal amount of such Series S bonds); and $15,000,000 principal amount of First Mortgage bonds, Series T, 6.50% due February 1, 2029 (being the entire original issue of $15,000,000 in principal amount of such Series T bonds); and

     WHEREAS, the Company and Algonquin Gas Transmission Company, a corporation organized and existing under the laws of the State of Delaware ("Algonquin"), entered into a Lease with Reservation of Storage Rights dated as of October 1, 1971 (the "Initial Lease"), which Initial Lease provided for, among other things, the letting by the Company to Algonquin of a parcel of the Company's land located in the City and County of Providence, Rhode Island, which Initial Lease was terminated by the Company and Algonquin by that certain Termination of Lease and Reservation of Storage Rights and Consent Agreement by and among the Company, Algonquin and Algonquin LNG, Inc., a corporation organized and existing under the laws of the State of Delaware ("ALNG"), dated as of March 31, 1999; and

     WHEREAS, the Company and ALNG have entered into a new Lease dated as of March 31, 1999 (the "Lease"), which Lease provides for, among other things, the letting by the Company to ALNG of a parcel of the Company's land located in the City and County of Providence, Rhode Island, that being the same parcel of land (including the Optioned Premises (as such term is defined in the Initial Lease) leased by the Company to Algonquin under the Initial Lease (the "Leased Premises"), and described as follows:

          That portion of Providence's land designated as Parcel A as laid out and delineated on that plat entitled "N/F Algonquin LNG, Inc. Lease Areas and Proposed Modifications at the ALNG Plant, City of Providence, Rhode Island" dated February 18, 1999 prepared by Coler & Colantonio, Inc., 101 Accord Park Drive, Norwell, Massachusetts 02061, a copy of which is annexed hereto, marked Exhibit "A" and made a part hereof. Being a portion of land described in a deed from Charles Morris Smith, as Trustee and Individually, to Providence recorded in the Office of the City Clerk of the City of Providence in Book 470, Pages 224-227. The leased premises is also Parcel 316 as shown on Plat 56 of the Assessor's Map of the City of Providence dated December 31, 1991 and affects portions of Parcel 5 as shown thereon.

          Together with:

               (a) the right and easement to pass and repass on foot or in vehicles (including railroad cars) over any existing ways or currently serviceable railroad tracks, if any, designated on Exhibit "A" and to refurbish and rehabilitate at its own expense currently unused railroad tracks and railroad rights of way through and across that portion of Providence's land designated as Parcel B in said Exhibit "A";

               (b) the right and easement to construct and maintain at its own expense one or more additional access roads and one or more additional railroad spur tracks necessary for the use of the leased premises as contemplated herein, said roads and tracks to be at such locations on said Parcels C and D and upon such terms as may be mutually agreed upon by the parties hereto in writing or which may be incorporated in a new Exhibit "A" hereto;

               (c) the right and easement to construct on said Parcels C and D and maintain above or below grade fiber optical, telephone, telegram, power, telecommunication and/or electric lines, conduit, poles and/or other equipment, water mains and sewer pipes, natural gas transmission lines and/or any other facilities necessary for the use of the leased premises as contemplated herein, at such locations as shown on Exhibit "A" or as may be mutually agreed upon by the parties hereto in writing;

               (d) the right and easement to construct, maintain, operate, alter, replace, repair and remove one or more pipelines with valves, tie-overs, and other appurtenant facilities necessary for the transmission of liquefied natural gas ("LNG"), natural gas and all by-products thereof or any liquids, gases, materials or substances which can be transported through a pipeline or pipelines, from the dock located on Parcel C, as set forth in said Exhibit "A", to the leased premises, at the location shown on Exhibit "A" or otherwise to be mutually agreed upon by the parties in writing. Providence will grant ALNG said easement by separate recordable instrument, upon the written request of ALNG. The pipelines across Parcel C shall have a minimum vertical clearance of fourteen (14) feet and shall permit the free passage of vehicles beneath such pipelines on Parcel C;

               (e) the right and easement to construct and maintain all reasonably necessary facilities on the dock located on Parcel C to unload LNG and the other products and substances referred to in the foregoing sub-paragraph (d);

               (f) the right and easement to pass and re-pass on foot or in vehicles over all portions of Parcel C, including the dock located thereon and to control access for and use of Parcel C in accordance with applicable laws, rules, regulations or orders of governmental authorities having competent jurisdiction thereover;

               (g) the easement to use the dock facilities forming a portion of Parcel C for the purposes of loading and unloading ships or barges in connection with the uses contemplated herein and in connection with the construction, operation and maintenance of the facilities contemplated herein; and

               (h) the right and easement to construct, maintain, operate, alter, replace, repair and remove one or more pipelines with valves, tieovers and other related facilities for the transmission of natural gas and all by-products thereof, or any liquids, gases or substances which can be transported through a pipeline, from the vaporizers constructed or to be constructed by ALNG on the leased premises across Parcels C and D, and from Parcel C to Parcel B the locations of such pipelines and other facilities as shown on Exhibit "A" or as may be mutually agreed upon by the parties hereto in writing. Providence will grant ALNG said easement by separate recordable instrument, upon the written request of ALNG. Said rights and easements granted by sub-paragraphs (a) through (c) and (e) through
          (g) above, shall be in common with the rights of Providence, its tenants and each of their respective licensees, invitees, employees, successors and assigns and shall be exercisable by ALNG's licensees, invitees and employees in the course of the conduct of activities permitted hereunder. The rights and easements granted by subparagraphs
          (d) and (h) shall be exclusive to ALNG; and

     WHEREAS, the Lease further provides for the granting of an option by the Company to ALNG to include as leased premises under the Lease, the property (the "St. Lawrence Leased Premises") leased to St. Lawrence Cement, Inc. ("St. Lawrence") by the Company under that certain Agreement of Lease dated May 23, 1988 between the Company and St. Lawrence recorded in the Providence Land Records Book 125, Page 312, and Amendment of Lease dated April 3, 1995 between the Company and St. Lawrence recorded in the Providence Land Records Book 123, Page 818, in each case modifying a prior Indenture of Lease dated August 1, 1961, recorded in the Providence Land Records Book 1105, Page 239 (the term "Leased Premises" as used hereinafter being deemed to include the St. Lawrence Leased Premises to the extent the same is included as leased premises under the Lease); and

     WHEREAS, the Lease further provides for certain rights and easements in favor of ALNG with respect to the use of other lands of the Company adjacent to the Leased Premises; and

     WHEREAS, a memorandum of the Lease, dated as of March 31, 1999, has been executed by the Company and by ALNG and is to be recorded in the Records of Land Evidence in the City of Providence immediately prior to the recording of this Twenty-First Supplemental Indenture; and

     WHEREAS, the Company and the Trustee wish to amend the Indenture to provide for, among other things, the subordination of the rights of the Trustee under the Indenture to certain rights of ALNG under said Lease; and

     WHEREAS, the registered holders of more than 80% in aggregate principal amount of said First Mortgage Bonds outstanding under the Indenture on the date hereof, by instruments in writing signed by such holders and filed with the Trustee, have assented to and have authorized the

Trustee to enter into this Twenty-First Supplemental Indenture and have assented to and have authorized the modification or alteration of the Indenture as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to permit the consummation of the Lease:

                                 ARTICLE FIRST

                             Subordination of Lien

     Section 1.01 The Trustee agrees that each and all of the remedies of the Trustee provided in the Indenture for any default by the Company in the covenants, stipulations, promises and agreements contained therein, or contained in any of the bonds issued thereunder, shall be and they hereby are made subordinate to and subject to each and all of the rights of ALNG under the Lease, excepting only the right of ALNG to indemnification by the Company under
Section 7 of the Lease and to the covenant of the Company provided in Section 13(3) of the Lease. Without limiting the foregoing, the Trustee will not for any reason whatsoever interfere with the use by ALNG of the Leased Premises as permitted by the terms of the Lease, or the enjoyment by ALNG of the license, rights and easements granted by the Lease, during the term of the Lease or any extension thereof, except as otherwise permitted by the terms of this Twenty-First Supplemental Indenture.

                                ARTICLE SECOND

                             Assignment of Rentals

     Section 2.01 The Company does hereby assign, transfer and set over to the Trustee, in addition to the mortgage of the Indenture and to any and all other security or collateral at any time held by it or them, all of the rentals and other payments that are now due or that hereafter may become due or payable to the Company or to any subsequent owner of the Leased Premises from all of the occupants, tenants, lessees, subtenants and sublessees now and from time to time hereafter occupying said Leased Premises or any portion thereof under and on account of the Lease and any renewals or extensions thereof, to be held, in addition to the mortgage and any and all other security at any time held by the Trustee, as security for the payment and performance of the provisions of the Company's First

Mortgage Bonds and of the said mortgage securing the same, and for the payment and performance of all indebtedness, liabilities and obligations of the Company to the Trustee, whether now existing or hereafter incurred or acquired, all upon the terms, conditions, covenants and agreements on the part of the Company and the Trustee hereinafter set forth.

     Section 2.02 The term "rentals and other payments", as used herein, shall include all rents, issues and profits from said premises and all other sums now or hereafter paid or payable to the Company by any occupant, tenant, lessee, subtenant or sublessee now and from time to time hereafter occupying the Leased Premises or any portion thereof under or by reason of the Lease, including, without limitation, proceeds of rent insurance and business interruption insurance, so-called, awards of damage or other sums paid or payable to the Company by reason of the taking of all or any portion of the Leased Premises by condemnation or other similar proceedings, and all sums paid or payable to the Company in addition to rental for such items as taxes, utilities and water charges.

     Section 2.03

     (a) The Company hereby is authorized to execute and perform any and all amendments, supplements, restatements, extensions, terminations (partial or otherwise) or other modifications to the Lease (each a "Modification"), so long as no default by the Company under the Indenture exists before or after giving effect to such Modification. Notwithstanding the foregoing, the Company, without the prior written consent of the Trustee, will not permit any Modification of the Lease that would amend the provisions of the Lease so as to change those events which would constitute a default by either party thereunder, or change either party's remedies upon a default by the other party, in either case, in a manner that is materially adverse to the Company. The Company shall deliver a copy of any Modification of the Lease to the Trustee within 15 days following the execution thereof, together with a certificate signed and verified by the President or a Vice President stating that no default by the Company under the Indenture exists before or after giving effect to such Modification.

     (b) The Company covenants and agrees that upon and after any event of default which gives rise to the right of exercise by the Trustee and the bondholders of their remedies under Article Sixth of the Original Indenture:

          (i) the Company will not permit any Modifications of the Lease, nor will the Company enter into new leases or agreements affecting the Leased Premises or any portion thereof, nor exercise any of the rights, options or elections which the Company may now or hereafter be entitled to exercise under the provisions of the Lease without the written consent of the Trustee first had and received, and does hereby constitute and appoint the Trustee as the Company's attorney or attorneys in fact, irrevocable (with full power of substitution), for the Company and in the Company's name, place and stead, or in the name of the Trustee, to demand, sue for, receive and give effectual discharges for all said rentals and other payments, with power also to endorse in the name of the Company checks given in payment thereof, to institute in the name of the Company or in the name of the Trustee such proceedings at law or in equity as the Trustee may deem advisable for the purpose of collecting such rentals and other payments or for recovery of possession of said Leased Premises or any part thereof in the event of any default on the part of any tenant, lessee or occupant thereof under the Lease; to give and receive all notices and consents and to exercise all rights, options and elections which the Company may be entitled to give, receive or exercise under the Lease; in the Trustee's discretion to perform on the Company's behalf, if the Trustee deems the same advisable (but nothing herein contained and no action taken hereunder shall impose upon the Trustee any obligation to do or continue to do so) any or all of the obligations of the Company under the provisions of the Lease, and to take any action or perform any function in connection with the Lease which the Trustee deems necessary or advisable; hereby giving and granting unto said attorney or attorneys in fact full power and authority to do and perform every act or thing whatsoever requisite, necessary or proper to be done under the Lease as fully to all intents and purposes as the Company might or could do if personally present, with full power of substitution.

          (ii) The rentals and other payments under the Lease so collected by the Trustee may, in the sole and uncontrolled discretion of the Trustee, after payment of all costs of collection, be received and applied by it from time to time, in such order as it may determine, to the payment of taxes and assessments assessed upon or with respect to the said Leased Premises or any part thereof, or constituting in whole or in part a lien thereof, or to the payment of any other lien or encumbrance upon said Leased Premises or any part thereof, whether prior or subsequent to the Indenture, or of premiums on such policies insuring the Leased Premises, the Company or the Trustee against fire and such other hazards or liability as the Trustee may deem advisable, or for the reimbursement of any sums expended by the Trustee in performing the obligations imposed upon the Company under the provisions of the Lease, or upon the Company under the Indenture or any other mortgage covering said Leased Premises or any part thereof, or to payments required by the provisions of any agreement between the Company and the Trustee covering the budgeting or escrow of funds for the payment of taxes, insurance, water rates or other charges in connection with the Leased Premises, or the Trustee may, in its sole and uncontrolled discretion, but without being required so to do, apply any portion of the money so received by it to the payment of any expenses (including, without limitation, attorneys' fees) incurred or to be incurred by it in the exercise of powers upon it hereby conferred or incurred or to be incurred by it or the Company for repairs or improvements to or for the maintenance or operation of the Leased Premises (the order of such application to be likewise in the sole discretion of the Trustee), and the balance of the moneys so received by the Trustee, after payment of such and so much of the above-mentioned items as the Trustee shall deem proper, if any, may in the like discretion of the Trustee be applied to the payment in whole or in part of the interest and principal, due or to become due, of any liability, obligation, or indebtedness hereby secured, whether matured or unmatured, liquidated or unliquidated, and any balance then remaining, likewise in the sole discretion of the Trustee, it may continue to hold as collateral or pay over to the Company.

     Section 2.04 The execution and delivery of this Twenty-First Supplemental Indenture shall not constitute a satisfaction of the obligations, or any part thereof, which are secured by mortgage granted under the Indenture, except to the extent of amounts actually received and applied by the Trustee on account of the same. Nothing herein contained shall be deemed to obligate the Trustee to undertake or continue collection of said rentals and other payments hereby assigned or the management of the Leased Premises at any time it does not choose to do so, or to take any measure, legal or otherwise, to enforce collection of any of said rents or other payments. Notwithstanding the collection of rentals and other payments hereunder, the Trustee, subject to the provisions of Article
                                                                        -------
FIRST hereof, may institute foreclosure proceedings, sell, realize upon, or
-----
otherwise deal with any security or collateral at any time held by it, and otherwise exercise any of its rights and powers under the Indenture or otherwise, in such manner as it may deem advisable, at any time it shall see fit to do so, and for any cause for which the same might have been instituted or done had the assignment of rentals herein contained not been made, and no waiver or acceptance of any breach or default and no waiver of any right of the Trustee hereunder shall be deemed to constitute a waiver of any other or subsequent breach or default, or to prevent subsequent exercise of any such right or any other similar right.

     Section 2.05  The Trustee hereby covenants and agrees as follows:

     (a) that upon payment in full of all of the indebtedness, liabilities, and obligations of the Company secured by the assignment of rentals herein contained whether by application or the rentals and other payments hereby assigned or otherwise, the Trustee will, upon request, execute and deliver to the Company all instruments necessary to terminate said assignment and to notify all tenants and lessees of said Leased Premises of such termination;

     (b) that notwithstanding anything to the contrary hereinbefore contained, so long as no default occurs in the payment and performance of all of the provisions of the Indenture and of the First Mortgage Bonds on the Company's part to be paid, performed, and observed, the Company shall have the right to receive, collect, and enjoy the rentals and other payments assigned hereunder, provided, however, that the foregoing provisions of this subparagraph (b) shall
--------  -------                                        ----------------
immediately upon the occurrence of any such default, become and remain null and void, inoperative and of no force or effect whatsoever unless and until such default shall be cured within the grace period, if any, provided for the cure thereof.

                                 ARTICLE THIRD

                             Additional Provisions

     Section 3.01 The Company, at its own cost and expense, will forthwith, upon the execution and delivery by the parties hereto of this Twenty-First Supplemental Indenture, cause the same to be recorded, pursuant to law, in the Records of Land Evidence of the City of Providence, in the State of Rhode Island.

     Section 3.02 This Twenty-First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument which shall, for all purposes, be sufficiently evidenced by any such original counterpart.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereto affixed and these presents to be executed, acknowledged and delivered in its name and on its behalf by its President and its Treasurer, and the Trustee has caused its corporate seal to be hereto affixed and these presents to be executed, acknowledged and delivered by one of its officers, all hereunto duly authorized, as of the day and year first above written.

                              THE PROVIDENCE GAS COMPANY


                              By:______________________________
                                  James H. Dodge,
                              President

                              and


                              By:______________________________
                                  Kenneth W. Hogan,
                              Treasurer

(Corporate Seal)

Signed, sealed and delivered in the presence of:


______________________________
Name:_______________________________
As to The Providence Gas Company

                              STATE STREET BANK & TRUST
                              COMPANY, Trustee


                              By:______________________________
                                      Authorized Officer

(Corporate Seal)

Signed, sealed and delivered in the presence of:


__________________________
Name:_____________________
as to State Street Bank & Trust Company


State of Rhode Island
County of Providence

     In the City of Providence, this ____ day of _________________, 1999, personally appeared before me James H. Dodge and Kenneth W. Hogan, to me known and known by me to be the President and Treasurer, respectively, of The Providence Gas Company, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be their free act and deed in their said capacities, and the free act and deed of said corporation, and on oath stated that they were duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     In witness whereof, I have hereunto set my hand and affixed my official seal, the day and year first above written.

                              _________________________________
                              Name:  __________________________
                                     Notary Public
                              My Commission Expires: __________
                              ______
SEAL


State of Rhode Island
County of Providence

     In the City of Providence, this ____ day of ___________________, 1999, personally appeared before me

_______________________________, to me known and known by me to be an Authorized Officer of State Street Bank and Trust Company, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be such person's free act and deed in such person's said capacities, and the free act and deed of said corporation, and on oath stated that such person was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     In witness whereof, I have hereunto set my hand and affixed my official seal, the day and year first above written.

                              _____________________________
                              Name:  ______________________
                                     Notary Public
                              My Commission Expires: ______
                              ____

SEAL